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                                                                                                                         EXHIBIT 12

STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - REAL ESTATE TRUST ONLY

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                                                                     For the Twelve Months Ended September 30
                                                 ----------------------------------------------------------------------------------
(Dollars in thousands)                                1997            1996             1995             1994            1993
----------------------------------------------------------------- --------------- ---------------- --------------- ----------------
FIXED CHARGES:
Interest and debt expense                        $        40,819  $       40,514  $        41,040  $       40,576  $        53,499
Ground rent                                                  101             101              109             115              506
                                                 ---------------- --------------- ---------------- --------------- ----------------
     Total fixed charges for ratio               $        40,920  $       40,615  $        41,149  $       40,691  $        54,005
                                                 ================ =============== ================ =============== ================



EARNINGS:
Operating loss                                   $       (18,987) $      (24,176) $       (27,341) $      (34,305) $       (44,495)
Total fixed charges for ratio                             40,920          40,615           41,149          40,691           54,005
                                                 ---------------- --------------- ---------------- --------------- ----------------
     Total earnings for ratio                    $        21,933  $       16,439  $        13,808  $        6,386  $         9,510
                                                 ================ =============== ================ =============== ================



RATIO OF EARNINGS TO FIXED CHARGES                 Less than 1     Less than 1      Less than 1     Less than 1      Less than 1
                                                 ================ =============== ================ =============== ================



Deficiency of available earnings to fixed charges $      (18,987) $      (24,176) $       (27,341) $      (34,305) $       (44,495)
                                                 ================ =============== ================ =============== ================
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